UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On May 12, 2017, the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) appointed John D. Schachtel as Executive Vice President (“EVP”) and Chief Operating Officer (“COO”) of the Company, effective as of May 30, 2017 (the “Commencement Date”). Mr. Schachtel succeeds Jody L. Anderson, who has separated from the Company, effective as of May 15, 2017. In addition, the Board appointed Peter R. Knitzer as President of the Company, effective as of May 15, 2017. Mr. Knitzer also will continue to serve as Chief Executive Officer and a director of the Company.

There are no arrangements or understandings between Mr. Schachtel and any other person pursuant to which Mr. Schachtel was selected as EVP and COO; there are no family relationships between Mr. Schachtel and any of the Company’s directors or executive officers; and there are no related party transactions involving Mr. Schachtel that are reportable under Item 404(a) of Regulation S-K.

Mr. Schachtel, age 55, has nearly 30 years of experience in consumer financial services. From 2013 until 2016, Mr. Schachtel was the Chief Operating Officer of OneMain Financial Holdings, Inc. As Chief Operating Officer of OneMain Financial, Mr. Schachtel’s responsibilities included management and oversight of sales, field operations, marketing, and collections. Prior to assuming the Chief Operating Officer role, Mr. Schachtel served for over 10 years as OneMain/CitiFinancial’s Executive Vice President, Northeast & Midwest Division. Mr. Schachtel also held various other positions at OneMain/CitiFinancial during his 29-year career with the company, including Operations Director and Director of Field Compensation, New Branch Development, and Project Management, before becoming Senior Vice President of Corporate Marketing in 1999. Mr. Schachtel is currently a member of the Board of Directors of SilverSun Technologies, Inc., and serves as the chairman of its compensation committee and as a member of its audit committee and its nominating and corporate governance committee. He received his MBA in Finance from New York University and his Bachelor of Science degree from Northwestern University.

On May 15, 2017, the Company issued a press release announcing Mr. Schachtel’s appointment as EVP and COO, effective as of the Commencement Date. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with his appointment as the Company’s EVP and COO, Mr. Schachtel entered into an Employment Agreement with the Company (the “Agreement”), dated May 15, 2017, with a term commencing on the Commencement Date and terminating three years thereafter. Pursuant to the Agreement, Mr. Schachtel will be paid an annual base salary of $350,000, which is subject to increase as may be determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”) from time to time. For each calendar year during the employment term, Mr. Schachtel is also eligible to earn an annual bonus award under the Company’s Annual Incentive Plan based upon the achievement of performance targets established by the Compensation Committee, with a target bonus equal to no less than 100% of his base salary. The Agreement provides that Mr. Schachtel will be eligible for a prorated bonus during 2017.

The Agreement also provides that Mr. Schachtel will receive compensation in the following forms: a nonqualified stock option (the “Option”); a performance-contingent restricted stock unit award (the “RSU”); and a cash-settled performance unit award (the “Performance Unit Award”).

The Company will grant Mr. Schachtel the Option to purchase such number of shares of the Company’s common stock as is determined by dividing $300,000 by the fair value of the Company’s common stock (calculated on or as close in time as practicable to the grant date in accordance with GAAP using the Black-Scholes option pricing model). The Option will be granted on or shortly after the Commencement Date and will vest with respect to 20% of the number of shares subject to the Option on December 31, 2017, 40% of the number of shares subject to the Option on December 31, 2018, and 40% of the number of shares subject to the Option on December 31, 2019, subject to Mr. Schachtel’s continued employment with the Company through the applicable vesting date or as otherwise provided in the applicable award agreement. The Option exercise price will be equal to the fair market value of the Company’s common stock on the grant date, and the Option will have a ten year term.

Subject to Mr. Schachtel’s continued employment from the Commencement Date until the grant date and, with respect to the RSU, the availability of sufficient shares of the Company’s common stock under the Company’s 2015 Long-Term Incentive Plan, as amended and/or restated, or any successor plan (collectively, the “2015 Plan”), the Company will grant Mr. Schachtel an RSU and a Performance Unit Award at the time the Company makes its long-term incentive awards in 2018 to other members of senior management.

The number of shares subject to the RSU will be determined by dividing $275,000 by the closing price of the Company’s common stock on or as close in time as practicable to the grant date. The RSU will be eligible for vesting on December 31, 2020, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Schachtel’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

The Performance Unit Award will be eligible for vesting on December 31, 2020, if and to the extent the performance criteria established by the Compensation Committee have been achieved and subject to Mr. Schachtel’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement. The target cash settlement value of the Performance Unit Award at vesting will be equal to $275,000.

Each of the Option, the RSU, and the Performance Unit Award will be subject to the terms of the 2015 Plan and the related award agreement. Commencing in 2019, and subject to his continued employment, Mr. Schachtel is eligible to receive long-term incentive awards under the 2015 Plan at the discretion of the Board or the Compensation Committee.

Commencing in 2019, and for the remainder of the term of the Agreement, Mr. Schachtel will be eligible to receive an annual base salary and cash- and equity-based incentive compensation opportunities totaling in the aggregate at least $1,225,000, subject to the Compensation Committee’s discretion to adjust base salaries, determine allocations between cash and equity compensation opportunities, establish performance and/or multi-year service criteria, and determine if and to the extent any incentive compensation is earned and payable based on the attainment of performance criteria and other terms and conditions established by the Compensation Committee, and further subject to the terms and conditions of the applicable Company incentive plan and related award agreements (including, if applicable under any such plan or award agreement, multi-year vesting).

The Company will also provide Mr. Schachtel with benefits generally available to its other employees, which may include medical and retirement plans, in addition to the use of a mobile phone and reasonable travel expenses, including reasonable expenses associated with Mr. Schachtel’s travel to and from his residence to the Company’s headquarters.

If Mr. Schachtel’s employment is terminated by the Company without “cause” or by Mr. Schachtel as a result of “good reason” (each as defined in the Agreement), Mr. Schachtel will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) an amount equal to his salary in effect on the termination date, payable over a period of 12 months following his termination date; (3) an amount equal to his “average bonus” (as defined in the Agreement) determined as of the termination date, payable over a period of 12 months following his termination date; (4) the pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year; (5) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; (6) reasonable outplacement service expenses for 12 months following his termination date, which shall not exceed $25,000; and (7) reimbursement of expenses incurred prior to termination. If Mr. Schachtel’s employment is terminated by the Company without “cause” or by Mr. Schachtel as a result of “good reason,” and such termination occurs within six months before or one year after the effective date of a “change of control” (as defined in the Agreement), then the amounts described in clauses (2) and (3) of the foregoing sentence shall be increased by a factor of 100% (for a total of two times salary and average bonus).

If Mr. Schachtel’s employment terminates due to his death or “disability” (as defined by the Agreement), Mr. Schachtel, his designated beneficiary, or his estate, as applicable, will be entitled to receive: (1) accrued but unpaid salary prior to his death or disability; (2) reimbursement of expenses incurred prior to his death or disability; and (3) the pro-rata portion of any bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year. In addition, in the event Mr. Schachtel’s employment is terminated due to disability, he will be entitled to receive: (1) an amount equal to his salary in effect on the termination date, payable over a period of 12 months following his termination date; (2) an amount equal to his average bonus, payable over a period of 12 months following his termination date; (3) reasonable outplacement service expenses for 12 months following his termination date, which shall not exceed $25,000; and (4) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer. The amounts that Mr. Schachtel will be entitled to receive in the event that his employment terminates due to disability will be reduced by the amount of any disability benefits paid to Mr. Schachtel pursuant to any disability insurance, plan, or policy then in effect and provided by the Company to or for the benefit of Mr. Schachtel.

If the Company terminates Mr. Schachtel’s employment with “cause” or if Mr. Schachtel voluntarily terminates his employment, he is entitled only to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year-end but before the bonus for the preceding year is paid, Mr. Schachtel is also entitled to payment of the bonus for the preceding year.

Mr. Schachtel is also subject to various restrictive covenants, and his entitlement to certain benefits is contingent upon his compliance with such covenants. Specifically, Mr. Schachtel is subject to a covenant not to disclose the Company’s confidential information during his employment and at all times thereafter, a covenant not to compete during his employment and for a period of one year following his termination of employment, a covenant not to solicit competitive “business services” through or from “loan sources” (each as defined in the Agreement) during his employment and for a period of one year following his termination of employment, a covenant not to solicit or hire Company employees during his employment and for a period of one year following his termination of employment, and a non-disparagement covenant effective during the employment term and at all times thereafter. Mr. Schachtel’s covenant not to compete is limited to an area within twenty-five miles of any Company branch or other office.

In addition, Mr. Schachtel shall abide by any equity retention policy, compensation recovery policy, stock ownership guidelines, or other similar policies maintained by the Company.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated May 15, 2017, between John D. Schachtel and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on May 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: May 15, 2017	By:	/s/ Peter R. Knitzer
Peter R. Knitzer Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated May 15, 2017, between John D. Schachtel and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on May 15, 2017

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